Exhibit 99.1

News Release
Contact:      Walt Standish, President and Chief Executive Officer, 843.916.7813

FOR IMMEDIATE RELEASE

Beach First Reports Earnings Growth of 19.4 Percent in Second Quarter

Myrtle Beach, SC, July 19, 2007 – Beach First National Bancshares, Inc. (NASDAQ: BFNB) today announced that its earnings grew 19.4 percent in the second quarter of 2007 and 25.7 percent in the six months ended June 30, 2007.

Net income for the quarter ended June 30, 2007, increased 19.4 percent, totaling $1,698,433 or $0.34 per diluted share, when compared to the $1,423,091, or $0. 29 per diluted share, reported for the quarter ended June 30, 2006. Net income for the six months ended June 30, 2007, increased 25.7 percent, totaling $3,310,817, or $0.67 per diluted share, when compared to the $2,634,898, or $0.54 per diluted share, reported for the six months ended June 30, 2006.

In making the announcement, Walt Standish, president and chief executive officer, said, “I am pleased to report that Beach First continues to perform well in a period of strong growth for the bank and increased competition in the markets we serve. During the second quarter, we further expanded our mortgage lending operation into the Raleigh area, adding more than 25 originators in this exciting market. We also continued to build the infrastructure needed for a growing bank by improving information systems and adding support staff.”

Additional Second Quarter Highlights

Annualized return on average shareholders’ equity was 14.12 percent for the six months ended June 30, 2007, compared to 12.88 percent for the six months ended June 30, 2006. Annualized return on average assets was 1.20 percent for the six months ended June 30, 2007, compared to 1.22 percent for the same period a year ago. The net interest margin was 4.35 percent for the quarter ended June 30, 2007, when compared to 4.50 percent for the same period a year ago. Book value per share stood at $10.10 per share at June 30, 2007, compared to $8.57 per share at June 30, 2006.

Total assets grew to $584.3 million, which represents an increase of 26.5 percent from June 30, 2006. Total deposits grew to $458.3 million, an increase of 23.6 percent from June 30, 2006. Total loans grew to $457.4 million, a 20.2 percent increase over the June 30, 2006 figure.

Beach First operates six banking locations in Myrtle Beach, Surfside Beach, North Myrtle Beach, Pawleys Island, and Hilton Head Island, South Carolina, and eight mortgage offices in the Carolinas and mid-Atlantic states. Beach First offers a full line of banking products and services, including NetTeller internet banking. The company’s stock trades on the NASDAQ Global Market under the symbol BFNB and the website is beachfirst.com.

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, greater than expected noninterest expenses, excessive loan losses, regulatory actions or changes and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. For a more detailed description of factors that could cause or contribute to such differences, please see our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Beach First National Bancshares, Inc. and Subsidiaries
Consolidated Balance Sheets

	June 30,		December 31,
	2007	2006	2006
	(unaudited)	(unaudited)	(audited)
ASSETS
Cash and due from banks	$6,592,898	$7,656,305	$5,198,945
Federal funds sold and short term investments	26,072,380	1,140,600	14,010,667
Investment securities available for sale	69,656,885	55,981,528	68,474,531
Loans, net	438,976,611	371,267,988	392,848,582
Mortgage Loans Held for Sale	12,073,613	4,057,820	12,478,222
Federal Reserve Bank stock	984,000	984,000	984,000
Federal Home Loan Bank stock	3,395,300	2,318,100	2,475,600
Premises and equipment, net	15,320,930	9,573,056	14,344,330
Cash value life insurance	3,488,332	3,361,903	3,424,586
Other assets	7,701,741	5,517,653	5,961,876

Total assets	$584,262,690	$461,858,953	$520,201,339

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Deposits
Noninterest bearing deposits	$37,320,198	$32,062,917	$37,194,469
Interest bearing deposits	420,950,438	338,648,329	379,162,660

Total deposits	458,270,636	370,711,246	416,357,129
Advances from Federal Home Loan Bank	55,000,000	32,500,000	37,500,000
Other borrowings	7,058,507	4,971,581	7,209,820
Junior subordinated debentures	10,310,000	10,310,000	10,310,000
Other liabilities	4,749,438	2,546,114	3,364,811

Total liabilities	535,388,581	421,038,941	474,741,760

SHAREHOLDERS’ EQUITY:
Common stock, $1 par value; 10,000,000 shares
authorized; shares issued and outstanding - 4,836,916 at June 30, 2007,
4,761,762 at June 30, 2006, and 4,768,413 at December 31, 2006	4,836,916	4,761,762	4,768,413
Paid-in capital	29,050,951	28,628,641	28,657,576
Retained earnings	16,017,612	9,148,480	12,706,795
Accumulated other comprehensive income (loss)	(1,031,370)	(1,718,871)	(673,205)

Total shareholders' equity	48,874,109	40,820,012	45,459,579

Total liabilities and shareholders' equity	$584,262,690	$461,858,953	$520,201,339

Beach First National Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
INTEREST INCOME
Interest and fees on loans	$20,056,229	$14,623,038	$10,339,772	$7,799,168
Investment securities	1,849,572	1,262,116	944,729	679,972
Fed funds sold	138,378	226,075	69,351	81,022
Other	11,860	10,910	5,960	5,653

Total interest income	22,056,039	16,122,139	11,359,812	8,565,815

INTEREST EXPENSE
Deposits	9,199,762	5,850,959	4,732,477	3,154,070
Advances from the FHLB and federal funds purchased	970,787	687,414	541,971	345,525
Junior subordinated debentures	639,985	366,827	321,605	189,580

Total interest expense	10,810,534	6,905,200	5,596,053	3,689,175

Net interest income	11,245,505	9,216,939	5,763,759	4,876,640

PROVISION FOR POSSIBLE LOAN
LOSSES	722,000	1,187,400	370,800	665,200

Net interest income after provision
for possible loan losses	10,523,505	8,029,539	5,392,959	4,211,440

NONINTEREST INCOME
Service fees on deposit accounts	278,023	261,948	142,535	133,982
Gain on sale of loan	-	60,392	-	38,133
Gain on sale of fixed asset	4,780	-	930	-
Income from cash value life insurance	74,416	70,526	37,657	35,676
Income from mortgage operations	3,287,803	120,874	1,514,605	54,489
Other income	842,240	759,026	311,500	698,967

Total noninterest income	4,487,262	1,272,766	2,007,227	961,247

NONINTEREST EXPENSES
Salaries and wages	4,347,295	2,489,799	2,014,864	1,466,316
Employee benefits	807,422	433,710	406,516	199,403
Supplies and printing	93,086	59,361	41,903	30,922
Advertising and public relations	317,052	172,783	173,446	89,268
Professional fees	272,824	269,176	144,836	191,654
Depreciation and amortization	522,961	250,125	207,222	119,723
Occupancy	865,545	405,889	270,992	216,405
Data processing fees	353,062	246,776	181,605	129,807
Other operating expenses	2,289,544	859,209	1,322,819	505,538

Total noninterest expenses	9,868,791	5,186,828	4,764,203	2,949,036

Income before income taxes	5,141,976	4,115,477	2,635,983	2,223,651

INCOME TAX EXPENSE	1,831,159	1,480,579	937,550	800,560

Net income	$3,310,817	$2,634,898	$1,698,433	$1,423,091

BASIC NET INCOME PER COMMON
SHARE	$0.69	$0.55	$0.35	$0.30

DILUTED NET INCOME PER COMMON
SHARE	$0.67	$0.54	$0.34	$0.29

Beach First National Bancshares, Inc. and Subsidiaries
Asset Quality Ratios and Other Data
(Unaudited)

	June 30, 2007	June 30, 2006	December 31, 2006

Total nonperforming loans (In thousands)	$1,432	$1,696	$1,625

Allowance for loan losses (In thousands)	6,332	5,329	5,888

Return on average equity (annualized)	14.12%	12.88%	14.53%

Return on average assets (annualized)	1.20%	1.22%	1.33%

Nonperforming loans as a percent of total loans	0.31%	0.45%	0.40%

Nonperforming assets, past due and
restructured loans to total assets	0.25%	0.37%	0.31%

Net charge-offs to average total loans	0.04%	0.06%	0.17%

Allowance for loan losses to total loans	1.38%	1.40%	1.43%

Allowance for loan losses to
nonperforming loans	442.18%	314.31%	362.45%

	For the three months		For the Year ended
	Ended June 30,		December 31,
	2007	2006	2006

Interest rate spread	3.80%	3.95%	4.06%

Net interest margin	4.35%	4.50%	4.62%